Exhibit 21

                        SUBSIDIARIES OF HEICO CORPORATION

                                                          STATE OR OTHER
NAME                                               JURISDICTION OF INCORPORATION
------------------------------------------------   -----------------------------
HEICO Aerospace Holdings Corp.                              Florida
  HEICO Aerospace Corporation                               Florida
  Jet Avion Corporation                                     Florida
  LPI Industries Corporation                                Florida
  Aircraft Technology, Inc.                                 Florida
  Northwings Accessories Corp.                              Florida
  HNW Building Corp.                                        Florida
  McClain International, Inc.                               Georgia
  McClain Property Corp.                                    Florida
  Rogers-Dierks, Inc.                                       Florida
  Turbine Kinetics, Inc.                                    Florida
  Thermal Structures, Inc.                                  California
  Future Aviation, Inc.                                     Florida
  Avitech Engineering Corp., formerly                       Florida
   known as Avitech Acquisition Corp.
  ATK Acquisition Corp.                                     Florida
  Parts Advantage, LLC                                      Delaware
  Aviation Facilities, Inc., formerly                       Florida
   known as AFI Acquisition Corp.
  HEICO Aerospace Parts Corp., formerly                     Florida
   known as Flight Specialties Acquisition Corp.
  Jetseal, Inc.                                             Delaware
  HEICO Aerospace C&A Corp.                                 Florida
  HT Parts, LLC                                             Delaware
  AD HEICO Acquisition Corp.                                Florida
    Aero Design, Inc.                                       Tennessee
    Battery Shop, LLC                                       Tennessee
  Niacc Technology, Inc. formerly                           Florida
   known as Niacc Acquisition Corp.
  Jetavi Engineering Private Limited                        India
HEICO Electronic Technologies Corp.                         Florida
  Radiant Power Corp.                                       Florida
  Leader Tech, Inc.                                         Florida
  Santa Barbara Infrared, Inc.                              California
  101 Lummis Road Corp (Inactive)                           Florida
  Analog Modules, Inc.                                      Florida
  Inertial Airline Services, Inc.                           Ohio
  Sierra Microwave Technology, LLC                          Delaware
HEICO International Corporation                             U.S. Virgin Islands
HEICO East Corporation                                      Florida